                                   EXHIBIT 5.1

                      (LETTERHEAD OF SHIPMAN & GOODWIN LLP)

                                  June 18, 2004

TransAct Technologies Incorporated
7 Laser Lane
Wallingford, Connecticut 06492

                     Re: Registration Statement on Form S-3

Dear Sir or Madam:

      We have acted as counsel to TransAct Technologies Incorporated, a Delaware corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-3 (the "Registration Statement") to register an aggregate of 666,665 shares (the "Shares") of the Company's common stock, par value $0.01 per share ("Common Stock"), pursuant to the Securities Act of 1933, as amended.

      As such counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purpose of rendering this opinion. In our examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as copies.

      We do not purport to be experts in, or to express any opinion herein concerning, the law of any jurisdiction other than the State of Connecticut, the United States of America and the State of Delaware (but only insofar as set forth in the General Corporation Law of the State of Delaware.)

      Based on the foregoing, we are of the opinion that the Shares have been duly authorized and validly issued, and are fully paid and nonassessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement being filed with the Securities and Exchange Commission. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                                  Very truly yours,

                                                  /s/ Shipman & Goodwin LLP

                                      II-7